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                                                                      EXHIBIT 21

                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


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           LEGAL ENTITY                        INCORPORATION                  OWNERSHIP
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
 Mechanical Dynamics, Inc.                   Michigan, USA

 Mechanical Dynamics GmbH                    Germany             100% owned by Mechanical Dynamics, Inc.

 Mechanical Dynamics SarL                    France              100% owned by Mechanical Dynamics, Inc.

 Mechanical Dynamics International, Ltd.     United Kingdom      100% owned by Mechanical Dynamics, Inc.


 Mechanical Dynamics Sweden AB               Sweden              100% owned by Mechanical Dynamics, Inc.

 Mechanical Dynamics Italy srl               Italy               100% owned by Mechanical Dynamics, Inc.

 Mechanical Dynamics Japan K.K.              Japan               100% owned by Mechanical Dynamics, Inc.

 MEC.Design srl                              Italy               99% owned by Mechanical Dynamics Italy srl

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